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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated December 10, 1998 (except for Note 11, as to which the date is February 24, 1999) with respect to the consolidated financial statements of Safariland Ltd., Inc. for the years ended September 30, 1998 and 1997 included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-75053) of Armor Holdings, Inc. and filed with the Securities and Exchange Commission in Armor Holdings, Inc. Current Report on Form 8-K dated April 26, 1999.


                                                               ERNST & YOUNG LLP

Riverside, California
April 26, 1999